Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kent Eikanas and Elizabeth A. Pagliarini, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Summit Healthcare REIT, Inc. on Form 10-K for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Summit Healthcare REIT, Inc.

/s/ Kent Eikanas
Date: March 31, 2022	Kent Eikanas
Chief Executive Officer
(Principal Executive Officer)

/s/ Elizabeth A. Pagliarini
Date: March 31, 2022	Elizabeth A. Pagliarini
Chief Financial Officer
(Principal Financial Officer)